EXHIBIT (a)(1)(B)
October 23, 2007
Dear [Name of Stockholder]:
     Enclosed please find the offer to exchange dated October 23, 2007 relating to the exchange offer in which Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”) is offering to exchange all of the outstanding shares of the Company’s $0.01 par value common stock (“Stock”) held by employees and directors of the Company and employees of the Company’s controlled subsidiaries (“Eligible Employees”) for an equal number of interests (“Interests”) to be issued under the Peter Kiewit Sons’, Inc. Employee Ownership Plan.
     As an Eligible Employee who owns shares of Stock, the Company is offering you the opportunity to exchange all of your [___]* shares of Stock for [___]* Interests, on the terms and conditions set forth in the offer to exchange and the enclosed letter of transmittal. Please read the offer to exchange carefully before you decide to participate in the exchange offer.
     If you decide to participate in the exchange offer, you should carefully complete the enclosed letter of transmittal and return it to us, together with any required documentation, by 11:59 p.m. Eastern U.S. time, on November 28, 2007. We cannot accept tenders of Stock received after that time. If we extend the exchange offer, you will have until the expiration of the extended exchange offer to tender your shares of Stock. A current list of your Stock certificates is enclosed for your reference.
     If you have any questions regarding any of the enclosed materials, please feel free to call me at (402) 271-2977.

Sincerely, Douglas A. Obermier Stock Registrar

*	This number will be calculated for each Company stockholder and will equal the number of shares such holder may tender in the exchange offer.

October 23, 2007
Dear [Name of Stockholder]:
     Enclosed please find the offer to exchange dated October 23, 2007 relating to the exchange offer in which Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”) is offering to exchange all of the outstanding shares of the Company’s $0.01 par value common stock (“Stock”) held by employees and directors of the Company and employees of the Company’s controlled subsidiaries (“Eligible Employees”) for an equal number of interests (“Interests”) to be issued under the Peter Kiewit Sons’, Inc. Employee Ownership Plan.
     As an Eligible Employee who owns shares of Stock, the Company is offering you the opportunity to exchange all of your [___]* shares of Stock for [___]* Interests, on the terms and conditions set forth in the offer to exchange and the enclosed letter of transmittal. This number does not include the ___shares of Stock held by [___].** Those shares of Stock are NOT eligible for exchange, as described in more detail in the offer to exchange. Please read the offer to exchange carefully before you decide to participate in the exchange offer.
     If you decide to participate in the exchange offer, you should carefully complete the enclosed letter of transmittal and return it to us, together with any required documentation, by 11:59 p.m. Eastern U.S. time, on November 28, 2007. We cannot accept tenders of Stock received after that time. If we extend the exchange offer, you will have until the expiration of the extended exchange offer to tender your shares of Stock. A current list of your Stock certificates is enclosed for your reference.
     If you have any questions regarding any of the enclosed materials, please feel free to call me at (402) 271-2977.

Sincerely, Douglas A. Obermier Stock Registrar

*	This number will be calculated for each Company stockholder and will equal the number of shares such holder may tender in the exchange offer.

**	This will indicate the name of an estate-planning vehicle previously approved by the Company’s board of directors.

October 23, 2007
Dear [Name of Stockholder]:
     Enclosed please find the offer to exchange dated October 23, 2007 relating to the exchange offer in which Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”) is offering to exchange all of the outstanding shares of the Company’s $0.01 par value common stock (“Stock”) held by employees and directors of the Company and employees of the Company’s controlled subsidiaries (“Eligible Employees”) for an equal number of interests (“Interests”) to be issued under the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”).
     All of your shares of Stock are held through [___].* [___] is NOT an Eligible Employee and shares held through [___] are NOT eligible for exchange, as described in more detail in the offer to exchange. Consequently, any shares of Stock tendered by you will NOT be accepted for exchange.
     If you have any questions regarding any of the enclosed materials, please feel free to call me at (402) 271-2977.

Sincerely, Douglas A. Obermier Stock Registrar

*	This will indicate the name of an estate-planning vehicle previously approved by the Company’s board of directors.

October 23, 2007
Dear [Name of Stockholder]:
     Enclosed please find the offer to exchange dated October 23, 2007 relating to the exchange offer in which Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”) is offering to exchange all of the outstanding shares of the Company’s $0.01 par value common stock (“Stock”) held by employees and directors of the Company and employees of the Company’s controlled subsidiaries (“Eligible Employees”) for an equal number of interests (“Interests”) to be issued under the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”).
     Since you are NOT an Eligible Employee, you are NOT entitled to participate in the Plan. Consequently, any shares of Stock tendered by you will NOT be accepted for exchange.
     If you have any questions regarding any of the enclosed materials, please feel free to call me at (402) 271-2977.

Sincerely, Douglas A. Obermier Stock Registrar